Exhibit (l)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement on Form N-2 of Brookfield Mortgage Opportunity Income Fund Inc. as filed with the Securities and Exchange Commission on or about November 27, 2012.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York
November 27, 2012